Sentry Petroleum Enters Into Strategic Financial Agreement - Leading International Mergers and Acquisitions Firm Appointed

Denver, Colorado (FSC – December 6, 2010) Sentry Petroleum Ltd. (Nasdaq OTC:SPLM), owner and operator of one of Austral-Asia’s largest exploration and appraisal portfolios is pleased to announce that it has entered into a strategic agreement with BDO International, Hong Kong, China. With over 1,100 offices in 110 countries and 46,000 employees BDO is a key player in the financial advisory industry globally. The Company is one of the leading financial advisory firms in China with over 6,000 partners and staff.

BDO’s strategic advisory services to Sentry Petroleum will include advice on maximising the value of our oil and gas assets, the identification of potential mergers and acquisitions candidates and investors, and formulating financing strategies.

Dr. Paul Boldy, Sentry Director and CFO commented on the engagement, “BDO has extensive experience assisting global enterprises. From IPOs in Hong Kong and Singapore to mergers and acquisitions, BDO has proven their expertise in the energy industry. Queensland Australia is undergoing a phenomenal energy boom. Outfits like ConocoPhillips (NYSE:COP) and BG Group (LSE:BG) are spending Billions on mergers, acquisitions and gas supply contracts. The recent $3.5 Billion Royal Dutch Shell (NYSE:RDS) PetroChina (NYSE:PTR) joint acquisition of Arrow Energy (ASX:AOE) is a good example of major firms acquiring junior operators like Sentry Petroleum. BDO clearly recognizes our potential.”

Kenneth Yeo, BDO partner and head of Specialist Advisory Services said “We are very pleased to be appointed to assist Sentry. Resources are a core focus of our practice worldwide, and we have extensive experience in a range of transactions in the sector, including IPO’s, secondary placements, fundraising, reverse takeovers, Re-admissions, GDR listings and bond issues, and we are perfectly placed to assist Sentry in the sourcing of potential investors, using our international capabilities and previous experience in this sector to access a global investor base across our network worldwide”.

Dr. Rajeswaran, CEO of Sentry Petroleum commented, “Our mandate remains to drill, certify and sell to the highest bidder. We expect this to be a rapid development process. BDO will be key advisors. From the outset of Sentry’s formation we have had one strategy: to position Sentry as a dominant player in the world’s fastest growing energy market - Asia. Partnering with BDO, one of the globe’s leading financial advisory firms speaks to the quality of our company and our assets. We believe we are on the cusp of realizing our corporate mandate. We are delighted to partner with BDO at this exciting stage in our development.”

About Sentry Petroleum:

Sentry Petroleum is an American energy company with 10,600 sq. miles of oil, gas and coal seam gas leases in Queensland Australia. The company has identified over 50 oil, gas and coal seam gas targets and leads within our permit area. Our strategy is to drill our prospects and leads and independently certify the results. The Company will continue to leverage its strengths with a vision of becoming a premier independent oil and gas company positioned for merger or sale.

Contact:

Investor Relations 866.680.7649
ir@sentrypetroleum.com
www.SentryPetroleum.com

About BDO Financial Services Limited

BDO Financial Services Limited is part of BDO Limited, the Hong Kong member firm of BDO International Limited, a global accountancy network with over 1,100 offices in 110 countries and 46,000 people providing advisory services throughout the world.

We conform to the highest international standards in a full range of professional services including assurance, taxation, business recovery, forensic accounting, litigation support, matrimonial advisory, risk advisory and business services.

Forward-Looking Statements:

This release includes certain statements that may be deemed to be “forward-looking statements” within the meaning of applicable legislation. Other than statements of historical fact, all statements in this release addressing future operations, undiscovered hydrocarbon resource potential, exploration, potential reservoirs, prospects, leads and other contingencies are forward-looking statements. Although management believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance, and actual results may differ materially from those in the forward-looking statements due to factors such as market prices, exploration successes, continued availability of capital and financing, and general economic, market, political or business conditions. Please see our public filings at www.sec.gov and www.sedar.com for further information.